SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 21, 1999


                      AMERICAN DIGITAL COMMUNICATIONS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Wyoming                          0-28506                13-3411167
        -------                          -------                ----------
State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization            File No.)           Identification No.)


745 Fifth Avenue, Suite 900, New York, New York                    10151
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(Address of principal executive offices)                         (Zip Code)

                                 (905) 837-9909
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              (Registrant's telephone number, including area code)

                                       N/A
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              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

        On July 21, 1999, American Digital Communications, Inc. dismissed Causey Demgen & Moore Inc. ("CD&M") as its principal accountants. Such action had been previously approved by the Registrant's Board of Directors. CD&M's reports on the financial statements for the past two years contained no qualification, disclaimer of opinion or adverse opinion. Their report dated May 27, 1999, however, included a paragraph regarding substantial doubt about the Registrant's ability to continue as a going concern. Through the date of the change in accountants, there were no disagreements with CD&M on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

        On July 21, 1999, the Registrant retained Pannell Kerr Forster PC of New York, New York ("PKF") , as the company's independent accountants to conduct an audit of the Registrant's financial statements for the fiscal year ending February 28, 2000. This action was previously approved by the Registrant's Board of Directors and is subject to shareholder ratification. The decision to retain PKF was made, in part, because Canadian affiliates of PKF already audit a number of companies affiliated with the Registrant and PKF is geographically more proximate to the Registrant's business than CD&M.

Item 7.  Financial Statements  and  Exhibits

        (c)    Exhibits.

               16.1 Letter from CD&M re resignation as certifying accountant. (To be filed upon receipt.)



                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  July 22, 1999


                                  AMERICAN DIGITAL COMMUNICATIONS, INC.


                                  By \s\ Gary N. Hokkanen
                                    -------------------------------
                                    Gary N. Hokkanen
                                    Chief Financial Officer